EXHIBIT 99.1
For Immediate Release
For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2265
Rex_Schuette@ucbi.com
UNITED COMMUNITY BANKS, INC. REPORTS
16 PERCENT GAIN IN DILUTED EARNINGS PER SHARE
FOR FOURTH QUARTER 2006
HIGHLIGHTS:
•	Record Fourth Quarter Earnings
Diluted Earnings per Share of 44 cents – Up 16 Percent
Net Income of $18.4 Million – Up 21 Percent
Return on Tangible Equity of 17.49 Percent
Total Assets Surpass $7 Billion
•	Strong Loan and Deposit Growth Drive Performance
•	Completed Acquisition of Southern National Bank
•	Banking Offices Surpass 100 – De Novo Opportunities Continue
BLAIRSVILLE, GA, January 23, 2007 – United Community Banks, Inc. (Nasdaq: UCBI), Georgia’s third-largest bank holding company, today announced record financial results for the fourth quarter of 2006. Compared with the fourth quarter of 2005, the company achieved an 18 percent increase in total revenue, a 21 percent rise in net income and a 16 percent gain in diluted earnings per share.
For the fourth quarter of 2006, net income was $18.4 million compared with $15.2 million for 2005. Diluted earnings per share increased to 44 cents from 38 cents a year ago. Total revenue, on a taxable equivalent basis, was $72.1 million compared with $61.3 million for the fourth quarter of 2005. Return on tangible equity was 17.49 percent and return on assets was 1.10 percent, compared with 18.20 percent and 1.05 percent, respectively, a year ago.
For the year, net income increased $12.1 million to a record $68.8 million, up 21 percent from $56.7 million for 2005. Diluted earnings per share of $1.66 increased 23 cents, or 16 percent, from $1.43 for 2005. Total revenue, on a taxable equivalent basis, was $272.4 million, up 18 percent from $230.8 million a year ago. Return on tangible equity was 17.52 percent and return on assets was 1.09 percent, compared with 18.99 percent and 1.04 percent, respectively, a year ago.
“The fourth quarter of 2006 and year were outstanding by all measures for United Community Banks,” said Jimmy Tallent, president and chief executive officer. “Loans increased $411 million during the fourth quarter, including $267 million in loans received through our recent acquisition of Southern National Bank. Excluding acquired loans, organic loan growth was 16 percent for the year and grew $144 million, or 12% on an annualized basis, from last quarter. The growth in loans was the key driver of the increase in net interest revenue this quarter along with a five basis point expansion in our net interest margin as compared to the fourth quarter of 2005. We continued to fund our loan growth with customer deposits, adding $213 million this quarter plus $286 million that was added through the Southern National acquisition. At December 31, 2006, total loans were $5.4 billion, up $978 million, or 22 percent, from a year ago. Our strong core loan growth and the acquisition pushed total assets to $7.1 billion, a 21 percent increase from a year ago.”
“Organic growth, with an uncompromising focus on sound credit quality, is at the foundation of our balanced growth strategy. This is further supported by our focused de novo expansion and selective acquisitions,” Tallent said. “We find the right people and build around them.
During the fourth quarter, our de novo office expansion continued and we opened two banking offices in western North Carolina in Hendersonville and Blowing Rock. Also, we opened our 100th banking office in Commerce, Georgia, located along the heavily traveled Interstate 85 corridor. Those new locations follow four other banking offices that were opened earlier in 2006 in Oakwood, Cumming, Jasper and Savannah, Georgia as well as the formation of our 25th community bank in Cleveland, Tennessee,” added Tallent. “We continue to look for opportunities to expand our franchise through de novo locations in both new and existing markets.”
Tallent continued, “Our balanced growth strategy also includes selective acquisitions. In December, by completing the acquisition of Southern National Bank we added two new locations in Marietta and Canton, Georgia with approximately $370 million in assets. The Southern National acquisition significantly leverages our presence in northern metro Atlanta, especially Cherokee County, which is one of the fastest-growing large counties in the country,” Tallent said. “United Community Bank – Cherokee became our 26th community bank with deposit market share in the county increasing from fifteenth to ninth. We have a great opportunity to significantly expand our franchise in this high-growth market. Also, with the addition of Southern National’s Marietta office we gained a key location and increased our deposit market share from fourteenth to seventh in Cobb County. We now have five locations in Cobb County, the fourth largest by population of 28 counties the Atlanta MSA.”
For the fourth quarter of 2006, net interest revenue of $62.6 million was up $9.1 million, or 17 percent, from the fourth quarter of 2005. Net interest margin for the fourth quarter was 3.99 percent, compared with 3.94 percent a year ago and 4.07 percent last quarter. “We benefited from rising rates over the past year, which expanded our margin by five basis points as compared to a year ago,” stated Tallent. “The decline in the margin from the third quarter was due primarily to several programs focused at generating deposits in our new markets that concluded in the fourth quarter as well as higher costs of wholesale borrowings. During the fourth quarter of 2006, the company elected to reclassify loan origination fees previously included in net interest revenue with an offsetting amount of direct loan origination costs that had been included in salaries and employee benefits,” added Tallent. “United’s net interest revenue and operating expenses as well as net interest margin and operating efficiency ratio decreased as a result of those reclassifications for the fourth quarter and prior periods. However, the reclassifications had no impact on net income or equity in any of the reported periods.”

The fourth quarter provision for loan losses was $3.7 million, an increase of $200,000 from a year earlier and equal to the third quarter of 2006. Annualized net charge-offs to average loans was 15 basis points for the fourth quarter, compared with 16 basis points for the fourth quarter of 2005 and 11 basis points for the third quarter of 2006. At year-end, non-performing assets totaled $13.7 million, compared with $13.0 million a year ago and $9.3 million at the end of the third quarter of 2006. Non-performing assets as a percentage of total assets was 19 basis points at year-end, compared with 22 basis points at December 31, 2005 and 14 basis points at September 30, 2006. “We have been at historic low levels of non-performing assets through most of 2006. Even with the slight rise at year-end, we are still operating below our long-term range of 20 to 35 basis points and well below peer banks,” Tallent stated. “Strong credit quality, rooted with our guiding principle of securing loans with hard assets, is essential to our balanced growth strategy and overall success.”
Fee revenue of $13.2 million grew 1.8 million, or 16 percent, from $11.4 million for the fourth quarter of 2005. Service charges and fees on deposit accounts increased $448,000 to $7.1 million, primarily due to growth in transactions and new accounts resulting from core deposit programs and higher ATM and debit card usage fees. Mortgage fees rose $416,000 to $2.2 million due to higher volumes and pricing of mortgages sold – mortgage loans closed during the fourth quarter were $103 million compared with $96 million for 2005. Consulting fees were up $430,000, or 26 percent, from a year ago reflecting strong growth in the risk management and advisory service practices.
Operating expenses increased $5.5 million to $42.5 million, a 15 percent increase from the fourth quarter of 2005. Of that increase, the Southern National acquisition added $670,000 in expenses, including $132,000 in non-recurring integration charges. Salaries and employee benefit costs of $26.5 million increased $4.4 million, or 20 percent, from the fourth quarter of 2005, due to the increase in staff to support our expansion activities and business growth as well as higher health care costs and expensing of stock options in 2006. Communications and equipment expenses increased $525,000 to $4.1 million due to further investments and upgrades in technology equipment to support business growth and additional banking offices. Occupancy expense increased $133,000 to $2.8 million reflecting the increase in cost to operate additional banking offices. Postage, printing and supplies expense rose $209,000 to $1.6 million primarily due to business growth and marketing campaigns. Professional fees increased $251,000 to $1.3 million reflecting the cost of various corporate initiatives.
“We had positive operating leverage of three percent this quarter,” Tallent said. “Also, our operating efficiency ratio of 55.93 percent was below our long-term efficiency goal of 56 to 58 percent. This reflects the continued strength of our existing franchise, strong revenue growth and disciplined expense controls, which more than offset the cost of reinvesting for the future through our significant de novo expansion efforts.”
“Our outlook for 2007 is for earnings per share growth within our long-term goal of 12 to 15 percent,” Tallent said. “We anticipate core loan growth for 2007 to be within our normal range of 10 to 14 percent. For 2007, we expect our net interest margin to improve slightly from the current level due to the maturity of higher priced wholesale borrowings and swaps. This outlook assumes stable economic and rate environments and continued strong credit quality.”
“We had outstanding performance for 2006, which reflected the hard work of our exceptional team of bankers who always put their customers first,” Tallent concluded. “We are committed to excellent customer service, solid credit quality, and building shareholder value through consistent, sustained double-digit growth in earnings per share while expanding our franchise.”
Conference Call
United Community Banks will hold a conference call on Tuesday, January 23, 2007, at 11 a.m. ET to discuss the contents of this news release, as well as business highlights for the quarter and the financial outlook for 2007. The telephone number for the conference call is (866) 510-0705 and the pass code is “UCBI.” The conference call will also be available by web cast within the Investor Relations section of the company’s web site at www.ucbi.com.
About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks is the third-largest bank holding company in Georgia. United Community Banks has assets of $7.1 billion and operates 26 community banks with 101 banking offices located throughout north Georgia, metro Atlanta, coastal Georgia, western North Carolina and east Tennessee. The company specializes in providing personalized community banking services to individuals and small to mid-size businesses. United Community Banks also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking. United Community Banks common stock is listed on the Nasdaq Global Select Market under the symbol UCBI. Additional information may be found at the company’s web site at www.ucbi.com.
Safe Harbor
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” on page 4 of United Community Banks, Inc.’s annual report filed on Form 10-K with the Securities and Exchange Commission.
(Tables Follow)

UNITED COMMUNITY BANKS, INC.
Selected Financial Information

						Fourth
	2006				2005	Quarter	For the Twelve		YTD
(in thousands, except per share	Fourth	Third	Second	First	Fourth	2006-2005	Months Ended		2006-2005
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	2006	2005	Change
							(unaudited)
INCOME SUMMARY
Interest revenue	$123,463	$116,304	$107,890	$99,038	$91,997		$446,695	$324,225
Interest expense	60,912	55,431	49,407	43,065	38,576		208,815	127,426

Net interest revenue	62,551	60,873	58,483	55,973	53,421	17%	237,880	196,799	21%
Provision for loan losses	3,700	3,700	3,700	3,500	3,500		14,600	12,100
Fee revenue	13,215	12,146	11,976	11,758	11,373	16	49,095	46,148	6

Total revenue	72,066	69,319	66,759	64,231	61,294	18	272,375	230,847	18
Operating expenses	42,521	41,441	39,645	38,463	37,052	15	162,070	140,808	15

Income before taxes	29,545	27,878	27,114	25,768	24,242	22	110,305	90,039	23
Income taxes	11,111	10,465	10,185	9,729	9,012		41,490	33,297

Net income	$18,434	$17,413	$16,929	$16,039	$15,230	21	$68,815	$56,742	21

PERFORMANCE MEASURES
Per common share:
Basic earnings	$.45	$.43	$.42	$.40	$.39	15	$1.70	$1.47	16
Diluted earnings	.44	.42	.41	.39	.38	16	1.66	1.43	16
Cash dividends declared	.08	.08	.08	.08	.07	14	.32	.28	14
Book value	14.37	13.07	12.34	12.09	11.80	22	14.37	11.80	22
Tangible book value (2)	10.57	10.16	9.50	9.25	8.94	18	10.57	8.94	18

Key performance ratios:
Return on tangible equity (1)(2)(3)	17.49%	17.29%	17.68%	17.66%	18.20%		17.52%	18.99%
Return on equity (1)(3)	13.26	13.22	13.41	13.25	13.30		13.28	13.46
Return on assets (3)	1.10	1.09	1.10	1.09	1.05		1.09	1.04
Net interest margin (3)	3.99	4.07	4.07	4.06	3.94		4.05	3.85
Efficiency ratio	55.93	56.46	56.27	56.79	56.61		56.35	57.77
Dividend payout ratio	17.78	18.60	19.05	20.00	17.95		18.82	19.05
Equity to assets	8.21	8.04	7.95	8.04	7.69		8.06	7.63
Tangible equity to assets (2)	6.46	6.35	6.22	6.24	5.82		6.32	5.64

ASSET QUALITY
Allowance for loan losses	$66,566	$60,901	$58,508	$55,850	$53,595		$66,566	$53,595
Non-performing assets	13,654	9,347	8,805	8,367	12,995		13,654	12,995
Net charge-offs	1,930	1,307	1,042	1,245	1,793		5,524	5,701
Allowance for loan losses to loans	1.24%	1.23%	1.22%	1.22%	1.22%		1.24%	1.22%
Non-performing assets to total assets	.19	.14	.14	.14	.22		.19	.22
Net charge-offs to average loans (3)	.15	.11	.09	.11	.16		.12	.14

AVERAGE BALANCES
Loans	$5,134,721	$4,865,886	$4,690,196	$4,505,494	$4,328,613	19	$4,800,981	$4,061,091	18
Investment securities	1,059,125	1,029,981	1,039,707	1,038,683	1,004,966	5	1,041,897	989,201	5
Earning assets	6,225,943	5,942,710	5,758,697	5,574,712	5,383,096	16	5,877,483	5,109,053	15
Total assets	6,669,950	6,350,205	6,159,152	5,960,801	5,769,632	16	6,287,148	5,472,200	15
Deposits	5,517,696	5,085,168	4,842,389	4,613,810	4,354,275	27	5,017,435	4,003,084	25
Shareholders’ equity	547,419	510,791	489,821	478,960	443,746	23	506,946	417,309	21
Common shares outstanding:
Basic	41,096	40,223	40,156	40,088	39,084		40,393	38,477
Diluted	42,311	41,460	41,328	41,190	40,379		41,575	39,721

AT PERIOD END
Loans	$5,376,538	$4,965,365	$4,810,277	$4,584,155	$4,398,286	22	$5,376,538	$4,398,286	22
Investment securities	1,107,153	980,273	974,524	983,846	990,687	12	1,107,153	990,687	12
Earning assets	6,565,730	6,012,987	5,862,614	5,633,381	5,470,718	20	6,565,730	5,470,718	20
Total assets	7,101,249	6,455,290	6,331,136	6,070,596	5,865,756	21	7,101,249	5,865,756	21
Deposits	5,772,886	5,309,219	4,976,650	4,748,438	4,477,600	29	5,772,886	4,477,600	29
Shareholders’ equity	616,767	526,734	496,297	485,414	472,686	30	616,767	472,686	30
Common shares outstanding	42,891	40,269	40,179	40,119	40,020		42,891	40,020

(1)	Net income available to common shareholders, which excludes preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).

(2)	Excludes effect of acquisition related intangibles and associated amortization.

(3)	Annualized.

UNITED COMMUNITY BANKS, INC.
Selected Financial Information
For the Years Ended December 31,

(in thousands, except per share data;						5 Year
taxable equivalent)	2006	2005	2004	2003	2002	CAGR (4)
	(unaudited)
INCOME SUMMARY
Interest revenue	$446,695	$324,225	$227,792	$198,689	$185,498
Interest expense	208,815	127,426	74,794	70,600	76,357

Net interest revenue	237,880	196,799	152,998	128,089	109,141	19%
Provision for loan losses	14,600	12,100	7,600	6,300	6,900
Fee revenue	49,095	46,148	39,539	38,184	30,734	14

Total revenue	272,375	230,847	184,937	159,973	132,975	18
Operating expenses (1)	162,070	140,808	110,974	97,251	80,690	16

Income before taxes	110,305	90,039	73,963	62,722	52,285	20
Income taxes	41,490	33,297	26,807	23,247	19,505

Net operating income	68,815	56,742	47,156	39,475	32,780	19
Merger-related charges, net of tax	—	—	565	1,357	—

Net income	$68,815	$56,742	$46,591	$38,118	$32,780	20

OPERATING PERFORMANCE (1)
Earnings per common share:
Basic	$1.70	$1.47	$1.31	$1.15	$1.02	14
Diluted	1.66	1.43	1.27	1.12	.99	14
Return on tangible equity (2)(3)	17.52%	18.99%	19.74%	19.24%	17.88%
Return on assets	1.09	1.04	1.07	1.06	1.11
Efficiency ratio	56.35	57.77	57.65	58.39	57.72
Dividend payout ratio	18.82	19.05	18.32	17.39	16.34

GAAP PERFORMANCE
Per common share:
Basic earnings	$1.70	$1.47	$1.29	$1.11	$1.02	15
Diluted earnings	1.66	1.43	1.25	1.08	.99	15
Cash dividends declared (rounded)	.32	.28	.24	.20	.17	19
Book value	14.37	11.80	10.39	8.47	6.89	19
Tangible book value (3)	10.57	8.94	7.34	6.52	6.49	14
Key performance ratios:
Return on equity (2)	13.28%	13.46%	14.39%	14.79%	16.54%
Return on assets	1.09	1.04	1.05	1.02	1.11
Net interest margin	4.05	3.85	3.71	3.68	3.95
Dividend payout ratio	18.82	19.05	18.60	18.02	16.34
Equity to assets	8.06	7.63	7.45	7.21	7.01
Tangible equity to assets (3)	6.32	5.64	5.78	6.02	6.60

ASSET QUALITY
Allowance for loan losses	$66,566	$53,595	$47,196	$38,655	$30,914
Non-performing assets	13,654	12,995	8,725	7,589	8,019
Net charge-offs	5,524	5,701	3,617	4,097	3,111
Allowance for loan losses to loans	1.24%	1.22%	1.26%	1.28%	1.30%
Non-performing assets to total assets	.19	.22	.17	.19	.25
Net charge-offs to average loans	.12	.14	.11	.15	.14

AVERAGE BALANCES
Loans	$4,800,981	$4,061,091	$3,322,916	$2,753,451	$2,239,875	21
Investment securities	1,041,897	989,201	734,577	667,211	464,468	16
Earning assets	5,877,483	5,109,053	4,119,327	3,476,030	2,761,265	19
Total assets	6,287,148	5,472,200	4,416,835	3,721,284	2,959,295	19
Deposits	5,017,435	4,003,084	3,247,612	2,743,087	2,311,717	20
Stockholders’ equity	506,946	417,309	329,225	268,446	207,312	24
Common shares outstanding:
Basic	40,393	38,477	36,071	34,132	32,062
Diluted	41,575	39,721	37,273	35,252	33,241

AT PERIOD END
Loans	$5,376,538	$4,398,286	$3,734,905	$3,015,997	$2,381,798	22
Investment securities	1,107,153	990,687	879,978	659,891	559,390	19
Earning assets	6,565,730	5,470,718	4,738,389	3,796,332	3,029,409	21
Total assets	7,101,249	5,865,756	5,087,702	4,068,834	3,211,344	21
Deposits	5,772,886	4,477,600	3,680,516	2,857,449	2,385,239	22
Stockholders’ equity	616,767	472,686	397,088	299,373	221,579	26
Common shares outstanding	42,891	40,020	38,168	35,289	31,895

(1)	Excludes pre-tax merger-related and restructuring charges totaling $.9 million, or $.02 per diluted common share, recorded in 2004 and $2.1 million, or $.04 per diluted common share, recorded in 2003.

(2)	Net income available to common stockholders, which excludes preferred stock dividends, divided by average realized common equity which excludes accumulated other comprehensive income (loss).

(3)	Excludes effect of acquisition related intangibles and associated amortization.

(4)	Compound annual growth rate.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share data)	2006	2005	2006	2005
			(unaudited)
Interest revenue:
Loans, including fees	$109,869	$80,138	$394,907	$279,396
Investment securities:
Taxable	12,488	10,651	47,149	40,195
Tax exempt	472	514	1,969	2,087
Federal funds sold and deposits in banks	117	249	802	911

Total interest revenue	122,946	91,552	444,827	322,589

Interest expense:
Deposits:
NOW	9,120	5,228	30,549	16,390
Money market	2,527	873	7,496	2,804
Savings	248	226	928	791
Time	40,645	21,288	130,324	66,968

Total deposit interest expense	52,540	27,615	169,297	86,953
Federal funds purchased, repurchase agreements, & other short-term borrowings	1,505	1,581	7,319	5,304
Federal Home Loan Bank advances	4,677	7,230	23,514	26,633
Long-term debt	2,190	2,150	8,685	8,536

Total interest expense	60,912	38,576	208,815	127,426

Net interest revenue	62,034	52,976	236,012	195,163
Provision for loan losses	3,700	3,500	14,600	12,100

Net interest revenue after provision for loan losses	58,334	49,476	221,412	183,063

Fee revenue:
Service charges and fees	7,064	6,616	27,159	25,137
Mortgage loan and other related fees	2,154	1,738	7,303	7,330
Consulting fees	2,095	1,665	7,291	6,609
Brokerage fees	653	789	3,083	2,570
Securities losses, net	(258)	(654)	(643)	(809)
Other	1,507	1,219	4,902	5,311

Total fee revenue	13,215	11,373	49,095	46,148

Total revenue	71,549	60,849	270,507	229,211

Operating expenses:
Salaries and employee benefits	26,524	22,136	100,964	84,854
Communications and equipment	4,101	3,576	15,071	13,157
Occupancy	2,839	2,706	11,632	10,835
Advertising and public relations	1,905	1,988	7,623	6,733
Postage, printing and supplies	1,564	1,355	5,748	5,501
Professional fees	1,274	1,023	4,442	4,306
Amortization of intangibles	523	503	2,032	2,012
Other	3,791	3,765	14,558	13,410

Total operating expenses	42,521	37,052	162,070	140,808

Income before income taxes	29,028	23,797	108,437	88,403
Income taxes	10,594	8,567	39,622	31,661

Net income	$18,434	$15,230	$68,815	$56,742

Net income available to common shareholders	$18,430	$15,225	$68,796	$56,719

Earnings per common share:
Basic	$.45	$.39	$1.70	$1.47
Diluted	.44	.38	1.66	1.43
Dividends per common share	.08	.07	.32	.28
Weighted average common shares outstanding:
Basic	41,096	39,084	40,393	38,477
Diluted	42,311	40,379	41,575	39,721

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet

	December 31,	December 31,
(in thousands, except share and per share data)	2006	2005

	(unaudited)
ASSETS

Cash and due from banks	$158,348	$121,963
Interest-bearing deposits in banks	12,936	20,607

Cash and cash equivalents	171,284	142,570

Securities available for sale	1,107,153	990,687
Mortgage loans held for sale	35,325	22,335
Loans, net of unearned income	5,376,538	4,398,286
Less allowance for loan losses	66,566	53,595

Loans, net	5,309,972	4,344,691

Premises and equipment, net	139,716	112,887
Accrued interest receivable	58,291	37,197
Goodwill and other intangible assets	167,058	118,651
Other assets	112,450	96,738

Total assets	$7,101,249	$5,865,756

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand	$659,892	$602,525
NOW	1,307,654	1,113,827
Money market	255,862	151,120
Savings	175,631	175,453
Time:
Less than $100,000	1,650,906	1,218,277
Greater than $100,000	1,397,245	895,466
Brokered	325,696	320,932

Total deposits	5,772,886	4,477,600

Federal funds purchased, repurchase agreements, & other short-term borrowings	65,884	122,881
Federal Home Loan Bank advances	489,084	635,616
Long-term debt	113,151	111,869
Accrued expenses and other liabilities	43,477	45,104

Total liabilities	6,484,482	5,393,070

Shareholders’ equity:
Preferred stock, $1 par value; $10 stated value; 10,000,000 shares authorized; 32,200 and 32,200 shares issued and outstanding	322	322
Common stock, $1 par value; 100,000,000 shares authorized; 42,890,863 and 40,019,853 shares issued and outstanding	42,891	40,020
Common stock issuable; 29,821 and 9,948 shares	862	271
Capital surplus	270,383	193,355
Retained earnings	306,261	250,563
Accumulated other comprehensive loss	(3,952)	(11,845)

Total shareholders’ equity	616,767	472,686

Total liabilities and shareholders’ equity	$7,101,249	$5,865,756

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended December 31,

	2006			2005
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$5,134,721	$109,756	8.48%	$4,328,613	$79,904	7.32%
Taxable securities (3)	1,014,959	12,488	4.92	957,389	10,651	4.45
Tax-exempt securities (1) (3)	44,166	777	7.03	47,577	845	7.10
Federal funds sold and other interest-earning assets	32,097	442	5.51	49,517	597	4.82

Total interest-earning assets	6,225,943	123,463	7.87	5,383,096	91,997	6.79

Non-interest-earning assets:
Allowance for loan losses	(64,301)			(53,763)
Cash and due from banks	121,276			125,882
Premises and equipment	133,364			109,449
Other assets (3)	253,668			204,968

Total assets	$6,669,950			$5,769,632

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,181,578	9,120	3.06	$1,057,157	5,228	1.96
Money market	248,530	2,527	4.03	155,908	873	2.22
Savings	170,472	248	.58	176,672	226	.51
Time deposits less than $100,000	1,578,369	19,072	4.79	1,169,382	10,126	3.44
Time deposits greater than $100,000	1,330,375	17,366	5.18	839,624	8,420	3.98
Brokered deposits	353,133	4,207	4.73	311,493	2,742	3.49

Total interest-bearing deposits	4,862,457	52,540	4.29	3,710,236	27,615	2.95

Federal funds purchased & other borrowings	105,650	1,505	5.65	153,839	1,581	4.08
Federal Home Loan Bank advances	334,217	4,677	5.55	668,022	7,230	4.29
Long-term debt	112,923	2,190	7.69	111,869	2,150	7.62

Total borrowed funds	552,790	8,372	6.01	933,730	10,961	4.66

Total interest-bearing liabilities	5,415,247	60,912	4.46	4,643,966	38,576	3.30

Non-interest-bearing liabilities:
Non-interest-bearing deposits	655,239			644,039
Other liabilities	52,045			37,881

Total liabilities	6,122,531			5,325,886
Shareholders’ equity	547,419			443,746

Total liabilities and shareholders’ equity	$6,669,950			$5,769,632

Net interest revenue		$62,551			$53,421

Net interest-rate spread			3.41%			3.49%

Net interest margin (4)			3.99%			3.94%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal tax rate and the federal tax adjusted state tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued.

(3)	Securities available for sale are shown at amortized cost. Pretax unrealized losses of $12.7 million and $10.5 million in 2006 and 2005, respectively, are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Twelve Months Ended December 31,

	2006			2005
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$4,800,981	$394,439	8.22%	$4,061,091	$278,158	6.85%
Taxable securities (3)	995,172	47,149	4.74	940,411	40,195	4.27
Tax-exempt securities (1) (3)	46,725	3,240	6.93	48,790	3,433	7.04
Federal funds sold and other interest-earning assets	34,605	1,867	5.40	58,761	2,439	4.15

Total interest-earning assets	5,877,483	446,695	7.60	5,109,053	324,225	6.35

Non-interest-earning assets:
Allowance for loan losses	(59,376)			(50,710)
Cash and due from banks	122,268			105,488
Premises and equipment	123,865			105,433
Other assets (3)	222,908			202,936

Total assets	$6,287,148			$5,472,200

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,115,434	30,549	2.74	$978,046	16,390	1.68
Money market	202,477	7,496	3.70	162,848	2,804	1.72
Savings	172,698	928	.54	175,648	791	.45
Time deposits less than $100,000	1,410,869	61,676	4.37	1,066,734	32,334	3.03
Time deposits greater than $100,000	1,134,414	54,304	4.79	708,081	25,083	3.54
Brokered deposits	334,243	14,344	4.29	319,372	9,551	2.99

Total interest-bearing deposits	4,370,135	169,297	3.87	3,410,729	86,953	2.55

Federal funds purchased & other borrowings	140,544	7,319	5.21	157,137	5,304	3.38
Federal Home Loan Bank advances	465,820	23,514	5.05	750,841	26,633	3.55
Long-term debt	112,135	8,685	7.75	111,869	8,536	7.63

Total borrowed funds	718,499	39,518	5.50	1,019,847	40,473	3.97

Total interest-bearing liabilities	5,088,634	208,815	4.10	4,430,576	127,426	2.88

Non-interest-bearing liabilities:
Non-interest-bearing deposits	647,300			592,355
Other liabilities	44,268			31,960

Total liabilities	5,780,202			5,054,891
Shareholders’ equity	506,946			417,309

Total liabilities and shareholders’ equity	$6,287,148			$5,472,200

Net interest revenue		$237,880			$196,799

Net interest-rate spread			3.50%			3.47%

Net interest margin (4)			4.05%			3.85%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal tax rate and the federal tax adjusted state tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued.

(3)	Securities available for sale are shown at amortized cost. Pretax unrealized losses of $17.5 million in 2006 and $2.7 million in 2005 are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.